UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 20, 2011

QAD Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Innovation Place, Santa Barbara, California	93108
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (805) 566-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

The information in this Report, including the Exhibit 99.1, is furnished pursuant to Item 8.01 of this Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, unless expressly set forth by specific reference in such filing.

On September 22, 2011, QAD Inc. issued a press release announcing that its Board of Directors has approved a quarterly dividend of $0.072 per share of Class A common stock and $0.060 per share of Class B common stock.  The dividend is payable on January 9, 2012 to shareholders of record at the close of business on November 29, 2011.  QAD will pay its quarterly dividend in either cash or shares of the company’s Class A common stock, at the election of each shareholder.

In addition, the press release announces that its Board of Directors has approved a one million share repurchase program of Class A and/or Class B shares of QAD’s common stock.  Under the share repurchase program, the company may repurchase shares of Class A or Class B common stock through open market transactions.  The timing and amount of any shares repurchased will be determined by QAD based on its evaluation of market conditions and other factors.  The repurchase program may be suspended or discontinued at any time.  Any repurchased shares will be available for use in connection with QAD’s equity incentive plans and for other corporate purposes.

A copy of this press release is furnished with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of September 22, 2011, entitled “QAD Increases Quarterly Dividend and Approves Share Repurchase Program”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD Inc.
(Registrant)

Date: September 22, 2011	By	/s/ Daniel Lender
Daniel Lender
Chief Financial Officer
(on behalf of the Registrant and as
Principal Financial Officer)